SUBSCRIPTION AGREEMENT



                                       AND

                       PROSPECTIVE PURCHASER QUESTIONNAIRE

                         FOOD PALACE INTERNATIONAL, INC.

                             SUBSCRIPTION AGREEMENT

TO: FOOD PALACE INTERNATIONAL, INC., "The Company", Seller


This Offering may only be sold by the Company's officers and Directors, Mr. Daniel Najor, President and Board Chairman and Mr. Nazar Najor, Secretary/Treasurer and Director All investors are subject to the provisions of the subscription agreement and completion of the prospectus purchaser questionnaire which includes the amount of shares purchased, the price of the shares, the provisions of receiving the share certificate(s), and representations and warranties that the purchaser is a qualified investor who must have a minimum net worth of $250,000 and annual individual income of $100,000 for each of the two predecessor years or a combined household income with spouse of $150,000 per year for the two predecessor years, or other substantial "sophisticated" investor indicators. The purchaser must complete a prospectus purchaser questionnaire and must comply with the minimum income and net worth provisions to be a "qualified" investor.


1. The undersigned hereby subscribes for the purchase of common shares of stock, @$1.00 per share, of Food Palace International, Inc. (the "Company") in accordance with the terms and conditions of this Agreement.

2. This subscription is one of a limited number of such subscriptions for common shares of stock of the Company. The execution of this Agreement of the undersigned shall constitute an offer by the undersigned to subscribe for common shares of stock in the amount specified below. The Seller, Food Palace International, Inc., shall have the right (in its sole discretion) to reject such offer for any reason whatsoever, or, by executing a copy of this Agreement, to accept such offer. If such offer is accepted, Food Palace International, Inc. will return an executed copy of this Agreement to the undersigned, along with a valid share certificate from the Company's transfer agent, National Stock Transfer, Inc., 1512 South 1100 East, Salt Lake City, Utah 84105. If this subscription is rejected or if the offering is not consummated for any reason, the undersigned's subscription payment will be returned, uncashed, as soon as practicable following termination of the offering or the date of rejection, as applicable. It is understood that this subscription is not binding on Food Palace International, Inc. unless and until it is accepted by Food Palace International, Inc., as evidenced by its execution of this Subscription Agreement where indicated below.

3. The undersigned hereby makes the following representations and warranties:


     a. The undersigned has been furnished with and has carefully reviewed the SB-2 Registration Statement and documents attached thereto.


     b. All information provided to the Food Palace International, Inc., including that in the Prospective Purchaser Questionnaire, is true and correct and complete in all respects as of the date hereof.

     c. The undersigned is at least twenty-one (21) years of age and sufficient legal capacity to execute this Agreement.

     d. The undersigned has sufficient knowledge and expertise in business, and financial matters to evaluate the merits and risk of an investment.

     e. The undersigned is a qualified investor as that term is defined above.

     f. The undersigned has analyzed and reviewed the information contained in the Company Prospectus contained in the SB-2 Registration Statement and has had an opportunity to ask questions of and receive answers from the Company, or any person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the undersigned.


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

     g. The undersigned has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment, and his overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and his investment in the shares will not cause such overall commitment to become excessive.

     h. The undersigned understands that the common shares of stock have been registered under the Securities Act of 1933, as amended (the "Act") pursuant to the completion of an SB-2 Registration Statement, but not with any state.

     i. The undersigned is acquiring the common shares of stock for his own account for investment purposes only and is not purchasing the subject shares for an undisclosed third party.

     j. If the undersigned is a corporation, partnership, trust, or other entity, it represents:

                   (i) It is duly organized, validly existing, and in good standing under the laws of the United States of America, or elsewhere, and has all of the requisite power and authority to invest in the shares as provided herein.

                   (ii) Such investment does not result in any violation of, or conflict with, any term of the charter or bylaws of the undersigned or any instrument to which it is bound or any law or regulation applicable to it.

                   (iii) Such investment has been duly authorized by all the necessary action on behalf of the undersigned.

                   (iv) This Agreement has been duly executed and delivered on behalf of the undersigned and constitutes a legal, valid and binding agreement of the undersigned.

     The foregoing representations and warranties shall be true and accurate as of the date hereof and as of the date of delivery of the purchase price to Food Palace International, Inc., and shall survive such delivery period.

4. Miscellaneous

     a. This Agreement, any amendments or replacements hereof, and the legality, validity, and performance of the terms hereof, shall be governed by, and enforced, determined and construed in accordance with, the laws of the State of Nevada applicable to contracts, transactions and obligations entered into and to be performed in such State.

     b. This Agreement contains the entire agreement between the parties. The provisions of this Agreement may not be modified or waived except in writing.

     c. This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assignes of the parties hereto. The undersigned may not assign any of his rights or interests in and under this Agreement without the prior written consent of the Food Palace International, Inc., and any attempted assignment without such consent shall be void and without effect.

     d. It is understood that this Subscription is offered on a subject top prior sale basis and is not binding on Food Palace International, Inc. until the Company accepts it, which acceptance is at the sole discretion of Company, by executing this Subscription Agreement where indicated.


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

5. Subscription. The undersigned hereby subscribes for the purchase of common shares of stock of Food Palace International, Inc. and encloses payment in the amount of $ ($1.00 per share) payable Food Palace International, Inc., Special Account"

                                TYPE OF OWNERSHIP

                 ______ Individual

                 ______ Joint Tenants with Right of Survivorship

                 ______ Tenants in Common

                 ______ Community Property

                 ______ Other


Executed this ______ day of________________, 2002, at __________________________


________________________________________________________________________________




--------------------------------------------------
Print Name


--------------------------------------------------
 Signature of Investor


--------------------------------------------------
 Social Security or other identification number

If the Investor has indicated that the shares will be held as joint tenants, tenants in common or as community property, please complete the following:


--------------------------------------------------
Print Name of Spouse or Other Investor


--------------------------------------------------
 Signature of Spouse or Other Investor


--------------------------------------------------
Social Security or other identification number


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

If the Investor is a partnership, corporation or trust, complete the following:





--------------------------------------------------
Name of Partnership, Corporation or Trust

                                                            (affix seal, if any)


By:
--------------------------------------------------



--------------------------------------------------
Print Name of Individual Signing



--------------------------------------------------
Capacity of Individual Signing




Accepted:


 Food Palace International, Inc.


By:
   -----------------------------------------------


Title:
      --------------------------------------------


--------------------------------------------------
Date of Acceptance




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



                       PROSPECTIVE PURCHASER QUESTIONNAIRE

TO: FOOD PALACE INTERNATIONAL, INC.


To Whom It May Concern:

The information contained herein is being furnished to you in order for you to determine whether the undersigned may purchase common shares of stock of Food Palace International, Inc., pursuant to an SB-2 Registration Statement, from the Company. The undersigned herein states that he (she) is a qualified investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the proposed investment.

The undersigned further represents that (i) the information contained herein is complete and accurate and may be relied upon by you and (ii) the undersigned will notify you immediately of any material change in any of such information occurring prior to the purchase of the subject common shares of stock.

The undersigned understands and agrees that this questionnaire will be kept strictly confidential.

In accordance with the foregoing, the following representations and information are hereby made and furnished by:




--------------------------------------------------
Print Name of Prospective Purchaser

--------------------------------------------------
Signature of Prospective Purchaser









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


INSTRUCTIONS: Please answer all questions. If the answer to any questions is "None" or "Not Applicable," please so state.


 1 Full Name _______________________________________

    Social Security Number _________________________

    Age ________

    Occupation _____________________________________

    Citizenship___________________  Number of Dependents ___________

 Residential Address:

 ------------------------------------------------------

 ------------------------------------------------------



       Please indicate your preferred mailing address:

       (  ) Residential (  ) Business

2. Was your income (from all sources) for each of the two latest complete calendar years more than (check one):

   ______$ 30,000     _____$ 50,000      _____$100,000        _____$150,000
   ______$200,000     _____$250,000      _____$300,000        _____$350,000

     (a) What percentage of your income as shown above was derived from sources other than salary?

          ______________%

     (b) Approximately what percentage of your income as shown above remained after payment of Federal, state and local taxes, and after payment of all ordinary and necessary living expenses?

          ______________%

    (c) Does the above income represent your joint income with your spouse?

          Yes _______    No _______

3. Is your income from all sources anticipated for the current tax year in excess of (check one):

   ______$ 30,000     _____$ 50,000     _____$100,000       _____$150,000
   ______$200,000     _____$250,000     _____$300,000       _____$350,000


     (a) Does the above income represent your joint income with your spouse?

          Yes _______    No _______

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


4. Is your net worth as of the date hereof in excess of (check one):


   ______$ 30,000     _____$ 50,000     _____$100,000       _____$150,000
   ______$200,000     _____$250,000     _____$300,000       _____$350,000

     (a) What percentage of your net worth as shown above is invested in restricted securities or investments in marketable securities (stock. bonds, debentures, or notes)?

        Restrictive securities   _______________%

        Marketable securities    _______________%

                                 _______________%

     (b) Do these net worth representations include your spouse's assets and liabilities?

          Yes _______    No _______

     (c) What percentage of your net worth as shown above constitutes home, furnishings, and automobiles? _____________%


     (d) What percentage of your net worth as shown above constitutes liquid assets (cash or assets readily convertible to cash)? _____________%

5.   For investors other than natural persons:

     (a) Type of entity. Corporation _______ Trust _______ Partnership _______ Other (specify) ___________________

     (b)  Date or organization: ____________________

     (c)  Number of equity owners (stockholders, partners, beneficiaries, etc.):

     (d) Was the entity formed for the primary purpose of investing in direct participation programs or other passive investments?

          Yes _______    No _______

6. Please supply the following information with respect to the bank (or banks) at which you maintain a regular checking account:

    Name of Bank:_____________________________

    Address:__________________________________

    Telephone:________________________________

    Contact:__________________________________

7. (a) Are you aware that the securities proposed may require your capital investment be maintained for an indefinite period of time?

       Yes _______    No _______


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


     (b) Do you have any investments or contingent liabilities which you can reasonably anticipate could cause the need for sudden cash requirements in excess of cash readily available to you.

          Yes _______    No _______


          If "Yes," please explain.

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          ----------------------------------------------------------------------

          ----------------------------------------------------------------------


8. Please list your business or professional educational background (schools attended and degrees obtained):

     Schools                   Degree                    Dates Attended

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9.   Please  list any  professional  licenses  or  registrations  including  bar admissions, accounting certifications, real estate brokerage licenses, and SEC or state broker-dealer registrations, held by you:


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10.  Please list your principal  employment and business  activities  during the last five years, as well as any relevant financial experience.

     Employer              Position/Title                Employment Dates


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11.    Please describe your experience as an investor, including amounts invested, in securities, particularly investments in development stage company's securities.

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


12.  Have you participated in other development stage company's  securities?

     Yes _______    No _______

I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company as follows:

     i. The answers to the above questions are complete and cornea and may be relied upon by the Company in determining whether the offering in which I propose to participate is exempt from registration under the Securities Act of 1933, as amended;

     ii. I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase.

     iii. I, am a "qualified investor" as that term is defined above and have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investments; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment



    IN WITNESS WHEREOF, I have executed this Prospective Purchaser Questionnaire this _____ day of____________



-------------------------------            ----------------------------------
Prospective Purchaser                      Prospective Purchaser
Signature                                  Signature



-------------------------------            ----------------------------------
Print Name                                 Print Name

Sworn to me this _____ day of _____________, 200_


-------------------------------
Notary Public


-------------------------------
My commission expires:                            (Notarial Seal)




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